UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2010

PROVISION HOLDING, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-127347	20-0754724
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9253 Eton Avenue, Chatsworth, California 91311
 (Address of principal executive offices) (Zip Code)

Copies to:
Andrea Cataneo, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 31, Provision Interactive Technologies, Inc. (“PITI”), the operating subsidiary of Provision Holding, Inc., entered into a Location and Revenue Share Agreement (the “Agreement”) with Circle K Stores, Inc.  The Agreement provides that PITI and Circle K Stores, Inc. will share gross advertising revenues derived from store displays on up to 483 3D holographic screens into Circle K stores throughout the western region of the United States.  The Agreement is for three years with an option to extend the contract for an additional three years upon mutual agreement.  PITI will own the holographic screens as part of its planned advertising network.  PITI shall also have the exclusive right to sell advertising.  Circle K Stores, Inc. will provide support for the program by recommending suppliers of their stores utilize the 3D displays for advertising purposes.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVISION HOLDING, INC.

Dated: April 8, 2010	By:	/s/ Curt Thornton
Name; Curt Thornton
Title: Chief Executive Officer

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